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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-18047 of Twinlab Corporation on Form S-8 of our report dated February 4, 1998, appearing in this Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Jericho, New York
March 16, 1998